                                                                                                        Exhibit 99.1
For more information, contact:
Robert S. Bloom
Financial Relations Leader
Acxiom Corporation
(501) 342-1321
EACXM

                                 Acxiom® Meets First-Quarter Financial Projections
                                        Earnings and Cash Flow Top Forecast

LITTLE ROCK, Ark - July 23, 2003 - Acxiom® Corporation (Nasdaq: ACXM) today announced revenue, earnings and cash flow results that met or exceeded the Company's projections for the first quarter ended June 30, 2003.  Revenue of $236.7 million was in line with previous estimates of $235 million to $240 million; diluted earnings per share of $.13 exceeded the Company's previous estimates of $.05 to $.10; operating cash flow of $48.1 million and free cash flow of $34.7 million exceeded internal expectations.  First-quarter earnings benefited from an income tax adjustment of $6.7 million.  Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the
Internet at www.acxiom.com.

"We are encouraged by our first-quarter results, even though the economic environment remained difficult,"
Company Leader Charles D. Morgan said. "We continue to be very pleased with our strong cash flow performance and are also encouraged that we continue to sign new contracts and attract new clients."

Highlights of Acxiom's first-quarter performance include:

o        Revenue of $236.7 million, up 5 percent from $225.4 million in the first quarter a year ago.
o        Diluted earnings per share of $.13, an increase of 8 percent compared to $.12 per share in the first quarter a year ago.
o        Operating cash flow of $48.1 million and free cash flow of $34.7 million, marking the eighth consecutive quarter of strong cash flow performance for the Company.  The free cash flow of $34.7 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
o        New contracts that will deliver $16 million in annual revenue and renewals that total $32 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $46 million in annual revenue.

Morgan noted that Acxiom recently completed new contracts with blue-chip clients including The Hartford, Time
Life Inc., Nuveen Investments, Kaplan Inc. (a subsidiary of The Washington Post Co.) and Dun & Bradstreet, as
well as the renewal of a significant long-term contract with Bank One Corporation.

During the quarter, the Company's IT outsourcing organization completed the sale of its Los Angeles data center operation, which resulted in a net gain of approximately $1 million.

Outlook

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

The forecast is based on the assumption that the general economic environment will improve somewhat during the
2004 fiscal year ending March 31, 2004.  The Company expects revenue of $240 million to $245 million and earnings per share of $.13 to $.15 for the second quarter ending September 30, 2003.

For fiscal year 2004, ending March 31, 2004, the Company is revising its guidance to take into account first-quarter results including the income tax benefit of $6.7 million, the sale of the Los Angeles outsourcing data center operation and the strong cash flow.  For fiscal 2004, the Company now expects revenue of $1.015 billion, earnings per share in the range of $.70 to $.78, operating cash flow of $195 million and free cash flow of $135 million.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States, and in the United Kingdom,
France Australia and Japan.

This release and the scheduled conference call include a discussion of free cash flow, a non-GAAP financial measure.  There is a reconciliation of this measure to the comparable GAAP measure, operating cash flow, attached to this press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially; such statements include but are not necessarily limited to the following: 1) that the business pipeline and that our current cost structure will allow the Company to continue to meet or exceed revenue, earnings and cash flow projections; 2) that new contracts and contract renewals will generate the indicated amounts of revenue; 3)  that the Company has committed new deals in the pipeline that are expected to deliver the indicated amounts; 4)  that Acxiom is well positioned for success going forward; 5) that the future results of the Company will be within the indicated
ranges; 6)  that the forecasts for the Company are conditioned upon modest improvement in the general economic environment; 7) that the Company will continue to use cash to repurchase stock and reduce debt and 8) that new products and services will produce the expected results.  The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed or closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that economic or other conditions might lead to a reduction in demand for the Company's products and services; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; the possibility that economic conditions will not improve as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain assets of the company may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the continued ability to attract and retain qualified technical and leadership associates and the possible loss of associates to other organizations; the ability to properly motivate the sales force and other associates of the Company; the ability to achieve cost reductions and avoid unanticipated costs; the continued
availability of credit upon satisfactory terms and conditions; the introduction of competent, competitive products, technologies or services by other companies; potential pricing pressure due to market conditions and/or competitive products and services; changes in consumer or business information industries and markets; the
Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the difficulties encountered when entering new markets or industries; changes in the legislative, accounting, regulatory and consumer environments affecting the Company's business including but not limited to litigation, legislation, regulations and customs relating to the Company's ability to collect, manage, aggregate and use data; data suppliers might withdraw data from the Company, leading to the Company's inability to provide certain products and services; short-term contracts affect the predictability of the
Company's revenues; the possibility that the amount of ad hoc, volume based and project work will not be as expected; the potential loss of data center capacity or interruption of telecommunication links or power sources;
postal rate increases that could lead to reduced volumes of business; customers that may cancel or modify their agreements with the Company; the potential disruption of the services of the United States Postal Service, their global counterparts and other delivery systems; the successful integration of any acquired businesses; and other competitive factors. With respect to the providing of products or services outside the Company's primary base of operations in the U.S., all of the above factors and the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in the Company's periodic reports and registration statements filed with the United States Securities and
Exchange Commission. Acxiom believes that it has the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. Acxiom undertakes no obligation to update the information contained in this press release or any other forward-looking statement.

                                                        ###

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                            For the Three Months Ended
                                                                                    June 30,
                                                                  ----------------------------------------------
                                                                        2003                       2002
                                                                  ----------------------------------------------

Revenue                                                               236,682                    225,406

Operating costs and expenses:

    Salaries and                                                       88,747                     74,792

    Computer, communications and other equipment                       66,286                     63,026

    Data costs                                                         30,247                     28,944

    Other operating costs and expenses                                 41,176                     37,413

    Gains, losses and nonrecurring items, net                          (1,008)                      (457)
                                                                  -----------------         ------------------

                  Total operating costs and expenses                  225,448                    203,718
                                                                  -----------------         ------------------

Income from operations                                                 11,234                     21,688
                                                                  -----------------         ------------------
Other income (expense):
    Interest expense                                                   (4,765)                    (5,327)
    Other, net                                                            765                         (9)
                                                                  -----------------         ------------------

                                                                       (4,000)                    (5,336)
                                                                  -----------------         ------------------

Earnings before income taxes                                            7,234                     16,352

Income taxes                                                           (4,029)                     5,887
                                                                  -----------------         ------------------

Net earnings                                                           11,263                     10,465
                                                                  =================         ==================
Earnings per share:

    Basic                                                                0.13                       0.12
                                                                  =================         ==================

    Diluted                                                              0.13                       0.12
                                                                  =================         ==================

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                                     CALCULATION OF EARNINGS PER SHARE
                                                (Unaudited)
                                 (In thousands, except earnings per share)

                                                                            For the Three Months Ended
                                                                                    June 30,
                                                                    -----------------------------------------
                                                                          2003                    2002
                                                                    -----------------------------------------

Basic earnings per share:

    Numerator - net earnings                                             11,263                  10,465

    Denominator - weighted-average shares outstanding                    86,442                  87,781
                                                                    -----------------      ------------------

        Basic earnings per share                                           0.13                    0.12
                                                                    =================      ==================

Diluted earnings per share:

    Numerator:

        Net earnings                                                     11,263                  10,465

        Interest expense on convertible bonds (net of tax benefit)        1,026                   1,050
                                                                    -----------------      ------------------

                                                                         12,289                  11,515
                                                                    -----------------      ------------------

    Denominator:

        Weighted-average shares outstanding                              86,442                  87,781

        Dilutive effect of common stock options and warrants              1,603                   2,468

        Dilutive effect of convertible debt                               9,589                   9,589
                                                                    -----------------      ------------------

                                                                         97,634                  99,838
                                                                    -----------------      ------------------

            Diluted earnings per share                                     0.13                    0.12
                                                                    =================      ==================

                                 ACXIOM CORPORATION AND SUBSIDIARIES
                                         REVENUES BY SEGMENT
                                             (Unaudited)
                                        (Dollars in thousands)

                                                          For the Three Months Ended
                                                                  June 30,
                                       ----------------------------------------------------------------
                                                   2003                             2002
                                       ----------------------------------------------------------------

Services                                                     175,692                           169,369
Data and Software Products                                    41,155                            38,372
I. T. Management                                              61,945                            56,461
Intercompany eliminations                                    (42,110)                          (38,796)
                                       ------------------------------   -------------------------------

Total Revenue                                                236,682                           225,406
                                       ==============================   ===============================

                                   ACXIOM CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                               (Unaudited)
                                         (Dollars in thousands)

                                                                     June 30,               March 31,

                                                                       2003                   2003
                                                                -----------------      ------------------
                               Assets
Current assets:
  Cash and cash equivalents                                      $     4,862            $     5,491
  Trade accounts receivable, net                                     184,122                189,704
  Deferred income taxes                                               46,056                 46,056
  Refundable income taxes                                                921                  2,576
  Other current assets                                                45,224                 45,288
                                                                -----------------      ------------------
     Total current assets                                            281,185                289,115
                                                                -----------------      ------------------
Property and equipment                                               408,611                389,168
  Less - accumulated depreciation and amortization                   193,215                180,862
                                                                -----------------      ------------------
Property and equipment, net                                          215,396                208,306
                                                                -----------------      ------------------
Software, net of accumulated amortization                             64,125                 63,095
Goodwill                                                             221,522                221,184
Purchased software licenses, net of accumulated amortization         165,770                161,432
Unbilled and notes receivable, excluding current portions             17,472                 20,249
Deferred costs, net of accumulated amortization                      122,848                108,444
Other assets, net                                                     23,840                 21,421
                                                                -----------------      ------------------
                                                                 $ 1,112,158            $ 1,093,246
                                                                -----------------      ------------------
                Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                       39,420                 29,491
  Trade accounts payable                                              38,108                 28,760
  Accrued merger, integration and impairment costs                       445                    584
  Accrued payroll and related expenses                                16,779                 14,234
  Other accrued expenses                                              37,601                 38,689
  Deferred revenue                                                    54,519                 59,907
                                                                -----------------      ------------------
    Total current liabilities                                        186,872                171,665
                                                                -----------------      ------------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments     269,013                234,230
  Software and data licenses, net of current installments             49,336                 55,447
                                                                -----------------      ------------------
    Total long-term obligations                                      318,349                289,677
                                                                -----------------      ------------------
Deferred income taxes                                                 62,606                 69,348

Commitments and contingencies

Stockholders' equity:
  Common stock                                                         9,037                  9,015
  Additional paid-in capital                                         336,393                333,715
  Retained earnings                                                  264,821                253,558
  Accumulated other comprehensive loss                                  (584)                (2,911)
  Treasury stock, at cost                                            (65,336)               (30,821)
                                                                -----------------      ------------------
  Total stockholders' equity                                         544,331                562,556
                                                                -----------------      ------------------
                                                                 $ 1,112,158            $ 1,093,246
                                                                -----------------      ------------------

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (Unaudited)
                                          (Dollars in thousands)

                                                                            For the Three Months Ended

                                                                                   June 30,

                                                                           2003                 2002
                                                                    -----------------     ------------------
Cash flows from operating activities:
  Net earnings                                                            11,263               10,465
  Non-cash operating activities:
    Depreciation and amortization                                         33,896               28,174
    Loss (gain) on disposal or impairment of assets, net                  (1,008)                   -
    Deferred income taxes                                                 (6,742)               7,552
    Changes in operating assets and liabilities:
      Accounts receivable                                                  6,009                   85
      Other assets                                                         2,061               34,079
      Accounts payable and other liabilities                               2,785              (19,546)
      Merger, integration and impairment costs                              (139)                (566)
                                                                    -----------------     ------------------
      Net cash provided by operating activities                           48,125               60,243
                                                                    -----------------     ------------------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                  7,684                    -
    Proceeds received  from the disposition of assets                        506                   45
    Capitalized software                                                  (6,335)              (8,652)
    Capital expenditures                                                  (1,588)              (1,916)
    Investments in joint ventures and other companies                     (5,000)              (1,052)
    Deferral of costs                                                     (6,026)              (3,240)
    Payments received from investments                                     1,201                    -
    Net cash paid in acquisitions                                              -                 (772)
                                                                    -----------------     ------------------
      Net cash used by investing activities                               (9,558)             (15,587)
                                                                    -----------------     ------------------
Cash flows from financing activities:
    Proceeds from debt                                                    53,187               73,707
    Payments of debt                                                     (60,655)            (127,972)
    Sale of common stock                                                   2,850                6,168
    Acquisition of treasury stock                                        (34,665)                   -
                                                                    -----------------     ------------------
      Net cash used by financing activities                              (39,283)             (48,097)
                                                                    -----------------     ------------------
      Effect of exchange rate changes on cash                                 87                   44
                                                                    -----------------     ------------------

      Net increase (decrease) in cash and cash equivalents                  (629)              (3,397)
  Cash and cash equivalents at beginning of period                         5,491                5,676
                                                                    -----------------     ------------------
  Cash and cash equivalents at end of period                               4,862                2,279
                                                                    -----------------     ------------------
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                             3,508                6,702
      Income taxes                                                           977              (39,906)

    Noncash investing and financing activities:
      Acquisition of land in exchange for debt                             2,698                    -
      Acquisition of data under long-term obligation                      18,340                    -
      Enterprise software licenses acquired under long-term
          obligation                                                       8,221                2,828
      Acquisition of property and equipment under capital lease           16,803                2,310
                                                                    -----------------     ------------------

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                    RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                           (Unaudited)
                                                     (Dollars in thousands)

                                               Qtr ended      Qtr ended      Qtr ended       Qtr ended      Yr ended
                                               6/30/2001      9/30/2001      12/31/2001      3/31/2002      3/31/2002

Net cash provided by operating activities       (39,280)        69,300         60,493          60,092        150,605

Proceeds received from disposition of assets        127              -              -              46            173
Capitalized software                             (5,935)        (5,464)        (5,832)         (6,890)       (24,121)
Capital expenditures                             (8,789)             -         (2,612)         (3,474)       (14,875)
Deferral of costs                                (8,690)       (18,012)       (14,077)         (7,352)       (48,131)
Proceeds from sale and leaseback transaction          -          1,964          4,035               -          5,999
                                             -------------------------------------------------------------------------
Free cash flow                                  (62,567)        47,788         42,007          42,422         69,650
                                             =========================================================================

                                               Qtr ended      Qtr ended      Qtr ended       Qtr ended      Yr ended
                                               6/30/2002      9/30/2002      12/31/2002      3/31/2003      3/31/2003

Net cash provided by operating activities        60,243         53,446         76,992          63,112        253,793

Proceeds received from disposition of assets         45            155              -              93            293
Capitalized software                             (8,652)        (8,958)        (8,726)         (8,237)       (34,573)
Capital expenditures                             (1,916)        (3,000)        (5,893)         (2,403)       (13,212)
Deferral of costs                                (3,240)        (4,108)        (3,796)         (3,883)       (15,027)
Proceeds from sale and leaseback transaction          -          7,729              -               -          7,729
                                             -------------------------------------------------------------------------

Free cash flow                                   46,480         45,264         58,577          48,682        199,003
                                             =========================================================================

                                                                                                            Forecast
                                               Qtr ended                                                    Yr ended
                                               6/30/2003                                                    3/31/2004

Net cash provided by operating activities        48,125                                                      195,000

Proceeds received from disposition of assets        506                                                            -
Capitalized software                             (6,335)                                                     (28,000)
Capital expenditures                             (1,588)                                                     (15,000)
Deferral of costs                                (6,026)                                                     (17,000)
                                             -----------                                                 ------------

Free cash flow                                   34,682                                                      135,000
                                             ===========                                                 ============